Exhibit 99.1

Staples, Inc. Announces First Quarter 2013 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 22, 2013--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 4, 2013. Total company sales for the first quarter of 2013 were $5.8 billion, a decrease of three percent compared to the first quarter of 2012. First quarter 2013 total company sales growth was negatively impacted by approximately one percent due to 97 store closures in North America and Europe during the 12 months preceding the first quarter of 2013. The foreign exchange impact from the stronger U.S. dollar negatively impacted total company sales growth by approximately 50 basis points during the first quarter of 2013.

First quarter 2013 operating income rate declined 52 basis points versus the first quarter of 2012 to 4.90 percent. This decrease primarily reflects investments to accelerate growth and deleverage of fixed expenses, partially offset by a favorable comparison to the first quarter of 2012, which included significant expenses related to headcount reductions and the settlement of a contractual dispute. The company reported first quarter 2013 income from continuing operations of $170 million, or $0.26 per diluted share, compared to income of $193 million, or $0.28 per diluted share, during the first quarter of 2012.

“We’re gaining momentum in many parts of our business,” said Ron Sargent, Staples’ chairman and chief executive officer. “We’re driving growth online and in categories beyond core office supplies, and we look forward to building on our progress throughout 2013.”

During the first quarter of 2013, the company generated operating cash flow of $348 million and invested $41 million in capital expenditures, resulting in free cash flow of $306 million. The company utilized free cash flow to repurchase 4.9 million shares for $65 million, and ended the quarter with $2.5 billion in liquidity, including $1.4 billion in cash and cash equivalents.

North American Stores and Online
	First Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$2,768	$2,869	(3.5%)
Comparable store sales			(2%)

Operating income	$172	$209	($37)
Operating income rate	6.2%	7.3%	(107 basis points)

Sales for the first quarter of 2013 were $2.8 billion, a decrease of four percent compared to the first quarter of 2012. First quarter 2013 sales growth was negatively impacted by approximately one percent due to 48 store closures during the 12 months preceding the first quarter of 2013, net of estimated sales transfers to remaining stores. The sales decline also reflects weakness in computers, business machines, software and technology accessories, partially offset by growth in tablets, facilities and breakroom supplies, and copy and print services. Comparable store sales, which exclude sales in Staples.com, decreased two percent, reflecting a two percent decline in traffic, and flat average order size versus the prior year. Staples.com sales grew three percent during the first quarter of 2013. Operating income rate decreased 107 basis points to 6.22 percent compared to the first quarter of 2012. This decline primarily reflects investments to drive growth in Staples.com, deleverage of fixed expenses, and costs associated with optimizing the store labor model in the U.S. During the first quarter of 2013, the company closed 11 stores in the U.S. and closed two stores in Canada.

North American Commercial
	First Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$2,043	$2,010	1.7%

Operating income	$150	$159	($9)
Operating income rate	7.3%	7.9%	(56 basis points)

Sales for the first quarter of 2013 were $2.0 billion, an increase of two percent compared to the first quarter of 2012. This primarily reflects growth of facilities and breakroom supplies, partially offset by a decline in office supplies. Operating income rate decreased 56 basis points to 7.34 percent compared to the first quarter of 2012. This decline primarily reflects investments in marketing and sales force to drive growth, as well as reduced product margin, partially offset by a favorable comparison to the first quarter of 2012, which included expenses related to headcount reductions and the settlement of a contractual dispute.

International Operations
	First Quarter
(dollar amounts in millions)	2013	2012	Change
Sales	$1,003	$1,147	(12.5%)

Operating (loss) income	($11)	($10)	($1)
Operating (loss) income rate	(1.1%)	(0.9%)	(18 basis points)

Sales in International Operations for the first quarter of 2013 were $1.0 billion, a decrease of 13 percent in U.S. dollars, and a decrease of 11 percent on a local currency basis compared to the first quarter of 2012. The sales decline reflects broad-based weakness in Europe and Australia. First quarter 2013 sales growth was also negatively impacted by approximately two percent due to 49 European store closures during the 12 months preceding the first quarter of 2013. Comparable store sales in Europe declined three percent as a decline in traffic was partially offset by an increase in average order size versus the prior year. Operating income rate decreased 18 basis points to an operating loss of 1.07 percent compared to the first quarter of 2012. This decline primarily reflects lower product margin and deleverage of fixed expenses in the company’s European delivery businesses and Australia, partially offset by savings related to headcount reductions in Europe and Australia as well as a favorable comparison to the first quarter of 2012, which included severance expense and the settlement of a contractual dispute.

Discontinued Operations

During the first quarter of 2013, the company recorded an after-tax loss from discontinued operations of $494 thousand related to its European Printing Systems business. This compares to an after-tax loss of $6 million from discontinued operations in the first quarter of 2012.

Outlook

The company’s outlook for 2013 is unchanged. The company expects full year 2013 sales to increase in the low single-digits compared to 2012 sales on a 52 week basis of $23.9 billion. The company expects full year 2013 diluted earnings per share from continuing operations to be in the range of $1.30 to $1.35. The company expects to generate more than $900 million of free cash flow and plans to continue repurchasing its common stock through open-market purchases during 2013.

Presentation of Non-GAAP Information

This press release presents certain results for 2012 and 2013 both with and without the impact of fluctuations in foreign currency exchange rates, and the company’s outlook for 2013 total company sales growth is calculated using 2012 total company sales on a 52 week basis. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, when first disclosed, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation to the most comparable GAAP financial measure.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and second largest internet retailer. For 27 years, Staples has served the needs of business customers and its vision is to provide every product businesses need to succeed. Through its world-class retail, online and delivery capabilities, Staples offers office supplies, technology products and services, facilities and breakroom supplies, furniture, copy and print services and a wide range of other product categories. With thousands of associates worldwide dedicated to making it easy for businesses of all sizes, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; we face uncertainties in connection with the implementation of our strategies to transform our business and our inability to successfully implement our strategies could adversely affect our business and financial performance; we have recognized substantial goodwill impairment charges and may be required to recognize additional goodwill impairment charges in the future; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our international operations expose us to risks inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property liability, product liability, import/export liability, government investigations and claims, and other risks associated with global sourcing; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	May 4, 2013	February 2, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,435,453	$1,334,302
Receivables, net	1,744,074	1,815,586
Merchandise inventories, net	2,388,086	2,314,058
Deferred income tax assets	221,449	218,899
Prepaid expenses and other current assets	357,684	346,773
Current assets of discontinued operations	176,459	170,819
Total current assets	6,323,205	6,200,437

Property and equipment:
Land and buildings	1,001,690	1,015,225
Leasehold improvements	1,294,920	1,300,258
Equipment	2,618,315	2,625,949
Furniture and fixtures	1,076,550	1,088,669
Total property and equipment	5,991,475	6,030,101
Less: Accumulated depreciation	4,110,158	4,066,926
Net property and equipment	1,881,317	1,963,175

Intangible assets, net of accumulated amortization	364,821	384,609
Goodwill	3,182,323	3,221,162
Other assets	504,460	510,622
Total assets	$12,256,126	$12,280,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,058,433	$1,896,040
Accrued expenses and other current liabilities	1,315,703	1,405,752
Debt maturing within one year	967,633	987,161
Current liabilities of discontinued operations	112,241	129,672
Total current liabilities	4,454,010	4,418,625

Long-term debt, net of current maturities	1,000,429	1,001,943
Other long-term obligations	705,596	723,343

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 933,115,289 and 665,021,069 shares at May 4, 2013 and 932,246,614 shares and 669,182,785 shares at February 2, 2013, respectively	560	559
Additional paid-in capital	4,740,545	4,711,113
Accumulated other comprehensive loss	(482,985)	(388,773)
Retained earnings	6,785,378	6,694,207
Less: Treasury stock at cost, 268,094,220 shares at May 4, 2013 and 263,063,829 shares at February 2, 2013	(4,955,844)	(4,888,953)
Total Staples, Inc. stockholders’ equity	6,087,654	6,128,153
Noncontrolling interests	8,437	7,941
Total stockholders’ equity	6,096,091	6,136,094
Total liabilities and stockholders’ equity	$12,256,126	$12,280,005

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 4, 2013	April 28, 2012
Sales	$5,814,571	$6,025,421
Cost of goods sold and occupancy costs	4,303,561	4,424,838
Gross profit	1,511,010	1,600,583
Operating expenses:
Selling, general and administrative	1,212,540	1,258,747
Amortization of intangibles	13,383	15,258
Total operating expenses	1,225,923	1,274,005

Operating income	285,087	326,578

Other (expense) income:
Interest income	1,735	1,585
Interest expense	(30,972)	(42,148)
Other income (expense), net	(3,375)	(344)
Income from continuing operations before income taxes	252,475	285,671
Income tax expense	82,054	92,844
Income from continuing operations, including the portion attributable to the noncontrolling interests	170,421	192,827
Discontinued Operations:
Loss from discontinued operations, net of income taxes	(494)	(5,814)
Consolidated net income	169,927	187,013
Loss attributed to the noncontrolling interests	—	(46)
Income attributed to Staples, Inc.	$169,927	$187,059

Amounts attributable to Staples, Inc.:
Income from continuing operations	$170,421	$192,873
Loss from discontinued operations	(494)	(5,814)
Income attributed to Staples, Inc.	$169,927	$187,059

Basic Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.26	$0.28
Discontinued operations attributed to Staples, Inc.	—	(0.01)
Net income attributed to Staples, Inc.	$0.26	$0.27
Diluted Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$0.26	$0.28
Discontinued operations attributed to Staples, Inc.	—	(0.01)
Net income attributed to Staples, Inc.	$0.26	$0.27

Weighted Average Shares Outstanding:
Basic	655,970	680,246
Diluted	664,084	689,437

Dividends declared per common share	$0.12	$0.11

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands)

Condensed Consolidated Statements of Comprehensive Income

	13 Weeks Ended
	May 4, 2013	April 28, 2012
Comprehensive income from consolidated operations	$75,811	$208,955
Comprehensive income attributed to noncontrolling interests	96	101
Comprehensive income attributed to Staples, Inc.	$75,715	$208,854

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	May 4, 2013	April 28, 2012
Operating Activities:
Consolidated net income	$169,927	$187,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	100,558	101,272
Amortization of intangible assets	13,383	15,258
Stock-based compensation	26,367	31,088
Excess tax benefits from stock-based compensation arrangements	(90)	(179)
Deferred income tax expense	7,636	10,689
Other	(1,621)	1,916
Changes in assets and liabilities:
Decrease in receivables	43,085	81,112
Increase in merchandise inventories	(103,531)	(64,498)
Increase in prepaid expenses and other assets	(21,085)	(51,384)
Increase (decrease) in accounts payable	173,555	(30,234)
Decrease in accrued expenses and other liabilities	(59,880)	(142,755)
(Decrease) increase in other long-term obligations	(735)	7,559
Net cash provided by operating activities	347,569	146,857

Investing Activities:
Acquisition of property and equipment	(41,096)	(52,077)
Cash paid for termination of joint venture	(34,298)	—
Net cash used in investing activities	(75,394)	(52,077)

Financing Activities:
Proceeds from the exercise of stock options	4,732	4,501
Proceeds from borrowings	8,171	25,153
Payments on borrowings	(25,094)	(19,836)
Purchase of noncontrolling interest	(89)	(688)
Cash dividends paid	(78,756)	(74,749)
Excess tax benefits from stock-based compensation arrangements	90	179
Repurchase of common stock	(66,892)	(95,925)
Net cash used in financing activities	(157,838)	(161,365)
Effect of exchange rate changes on cash and cash equivalents	(12,011)	6,957
Net increase (decrease) in cash and cash equivalents	102,326	(59,628)
Cash and cash equivalents at beginning of period	1,334,302	1,264,149
Cash and cash equivalents at end of period	1,436,628	1,204,521
Less: Net increase in cash and cash equivalents attributed to discontinued operations	(1,175)	—
Cash and cash equivalents at the end of the period attributed to continuing operations	$1,435,453	$1,204,521

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	May 4, 2013	April 28, 2012
	Sales
North American Stores & Online	$2,768,377	$2,869,391
North American Commercial	2,043,018	2,009,510
International Operations	1,003,176	1,146,520
Total segment sales	$5,814,571	$6,025,421

	Business Unit Income (Loss)
North American Stores & Online	$172,319	$209,236
North American Commercial	149,892	158,678
International Operations	(10,757)	(10,248)
Business unit income	311,454	357,666
Stock-based compensation	(26,367)	(31,088)
Interest and other expense, net	(32,612)	(40,907)
Income from continuing operations before income taxes	$252,475	$285,671

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended May 4, 2013
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(3.5)%	0.4%	(3.1)%
North American Commercial	1.7%	0.1%	1.8%
International Operations	(12.5)%	1.1%	(11.4)%
Total sales	(3.5)%	0.5%	(3.0)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	May 4, 2013	April 28, 2012
Net cash provided by operating activities	$347,569	$146,857
Acquisition of property and equipment	(41,096)	(52,077)
Free cash flow	$306,473	$94,780

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487